Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statements of Calidi Biotherapeutics, Inc. on Forms S-3 (File Nos. 333-288784, 333-284229 and 333-282456), Form S-3MEF (File No. 333-294074) and Form S-8 (File No. 333-282455) of our report dated March 27, 2026, with respect to the consolidated financial statements of Calidi Biotherapeutics, Inc. included in this Annual Report on Form 10-K for the year ended December 31, 2025.

/s/ CBIZ CPAs P.C.

Costa Mesa, California

March 27, 2026